Exhibit 10.1
EXECUTION VERSION

September 1, 2026

Peter Zaffino
Address on file with the Company

Re: Appointment as Senior Advisor

Dear Peter:

This letter confirms the acceptance by the AIG Board of Directors of your resignation as Executive Chair and member of the Board and your appointment as Senior Advisor to the Chief Executive Officer of the Company, each effective as of September 15, 2026. As Senior Advisor you will remain a full-time non-executive employee of the Company, providing assistance and advice to the Chief Executive Officer pursuant to your Employment Agreement, dated as of November 10, 2022 and amended January 3, 2026 (as so amended, your “Employment Agreement”).

For the avoidance of doubt, you and the Company agree that none of your appointment, change in duties, title, reporting line, authorities and responsibilities or resignation from the Board as set forth in this letter nor any appointment of a new Chair of the Board will result in any changes to your compensation pursuant to and in accordance with the Employment Agreement, constitute a termination without Cause or termination for Good Reason for purposes Sections 7(d) or 7(e) of your Employment Agreement. This letter constitutes an amendment of your Employment Agreement, and, except as forth in this letter, all other terms and conditions set forth in your Employment Agreement remain in full force and effect. Nothing in this letter alters the employment-at-will relationship between the Company and you or alters any notice provided by you to the Company under Section 7(g) of the Employment Agreement, and the notice periods in Sections 7(d) and 7(f) of your Employment Agreement are hereby waived. Capitalized terms used but not defined in this letter are used with the meanings assigned in your Employment Agreement.

On behalf of AIG, I again express deep appreciation for your continued assistance in our leadership transition and many contributions since joining the Company in 2017.

Sincerely,

AMERICAN INTERNATIONAL GROUP, INC.

By: /s/ Rose Marie Glazer
Name: Rose Marie Glazer
Title: Executive Vice President

I agree with and accept this Amendment.

/s/ Peter Zaffino
Peter Zaffino